Exhibit 99.1
Oceaneering Announces the Promotion of
Benjamin M. Laura to Senior Vice President and Chief Operating Officer

HOUSTON, November 21, 2024 – Oceaneering International, Inc. (“Oceaneering”) (NYSE:OII) announced the promotion of Benjamin M. Laura to Senior Vice President and Chief Operating Officer (“COO”), effective January 1, 2025.

Mr. Laura currently serves as Oceaneering’s Senior Vice President and Chief Innovation Officer, a position he has held since 2022. He joined Oceaneering in 2014 as Director, Subsea Services, and has held roles with progressively more responsibility during his tenure. Before joining Oceaneering, he worked for Baker Hughes Incorporated as Vice President and Managing Director for Baker Hughes do Brasil. Mr. Laura holds a Bachelor of Science degree in Mechanical Engineering from Mississippi State University and a Master of Science degree in Engineering Technology Management from Oklahoma State University.

Roderick A. Larson, Oceaneering’s President and Chief Executive Officer, stated: “Over the last ten years, Ben has demonstrated the leadership, vision, and drive to deliver positive outcomes for our business and our team. His functional and operational experience and strong record as a change leader make him an ideal fit for Oceaneering’s Chief Operating Officer role.”

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations regarding Mr. Laura’s scope of responsibility and statements regarding Mr. Laura’s experience and performance, to the extent such statements may be an indicator of future performance. These forward-looking statements are based on current information and expectations, and are subject to certain risks, assumptions, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements.

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.
Contact:

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
investorrelations@oceaneering.com